www.lbs.net

March 18, 2008

Mr. Don Roller
Chairman of the Board
Jacksonville Bankcorp
100 N. Laura Street
Suite 1000
Jacksonville, FL 32202

Dear Mr. Chairman,

Please accept this letter as official notice of my resignation from the boards of both the Jacksonville Bank and Jacksonville Bankcorp, effective today, March 18, 2008.

I would like you, and the board as a whole, to know my reasons for leaving were of a personal nature, and had nothing to do with any aspect of the bank or its management. The past year has been a challenging one for me and my family in a medical sense, and combined with the rapid growth of Logical Business Solutions and my need to spend appropriate time with my family, this decision is a necessary one.

It has been an honor and a pleasure to serve as a director for these outstanding organizations and I wish the bank and all involved with it the greatest success in the future.

Sincerely,

Bennett G. Tavar

Bennett Tavar

Cc: Mr. Gil Pomar, President, The Jacksonville Bank
Mr. Price Schwenck, Chairman, The Jacksonville Bank

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